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   CARRIER1 WITHDRAWS APPLICATION FOR GESTION CONTROLEE, PETITIONS COURT FOR
                                   BANKRUPTCY

         LUXEMBOURG, 22-FEBRUARY-2002 -Carrier1 International S.A. (the "Company") (Neuer Markt: CJN, NASDAQ: CONEQ) announced today that it has withdrawn its application to the Luxembourg court requesting admission to a GESTION CONTROLEE (controlled management) proceeding and has petitioned for bankruptcy with the Luxembourg court. The Company expects the court to appoint a receiver shortly and the liquidation of the Company to follow in due course.

ENQUIRIES

Alex Schmid
Carrier1 International SA
Tel. +44 20 7001 6362
alex.schmid@carrier1.com

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FORWARD-LOOKING STATEMENTS

         Some of the statements contained in this release discuss future expectations or state other forward-looking information, including the conduct or results of bankruptcy proceedings in Luxembourg. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual situation to differ materially from those contemplated by the statements. The "forward-looking" information is based on various factors and was derived using numerous assumptions. In some cases, these so-called forward-looking statements can be identified by words like "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of those words and other comparable words. These statements only reflect the prediction of Carrier1. Consequently, such forward-looking statements should be regarded solely as Carrier1's plans, estimates and beliefs at the date made. Carrier1 does not undertake, and specifically declines, any obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect any events or circumstances that occurred or may occur after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.